EXHIBIT 99.2
On March 11, 2022, Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) and the Company’s wholly-owned subsidiary, BHR Dorado LLC, as the purchaser completed the acquisition of the 96-room Ritz-Carlton Reserve Dorado Beach from DBR Hotel Owner LLC, as the seller. The fair value of The Ritz-Carlton Reserve Dorado Beach was approximately $197.2 million. The following unaudited pro forma financial information of the Company, as of and for the year ended December 31, 2021, has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition and related transactions occurred on the date indicated or what may result in the future. The unaudited pro forma condensed consolidated balance sheet assumes the transaction closed on December 31, 2021. The unaudited pro forma condensed consolidated statement of operations assumes the transaction closed on January 1, 2021.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2021
(in thousands, except share amounts)

	Braemar Consolidated Historical (A)	Ritz-Carlton Reserve Dorado Beach (B)	Adjustments		Braemar Consolidated Pro Forma
ASSETS
Investment in hotel properties, gross	$1,845,078	$149,122	$197,221	(C) (i)	$2,042,299
			(149,122)	(C) (ii)
Accumulated depreciation	(399,481)	(87,542)	87,542	(C) (ii)	(399,481)
Investment in hotel properties, net	1,445,597	61,580	135,641		1,642,818
Cash and cash equivalents	215,998	13,026	(105,855)	(C) (i)	132,975
			9,806	(C) (iii)
Restricted cash	47,376	1,091	1,091	(C) (i)	48,467
			(1,091)	(C) (ii)
Accounts receivable, net of allowance	23,701	3,284	—		26,985
Inventories	3,128	1,245	1,184	(C) (i)	4,312
			(1,245)	(C) (ii)
Prepaid expenses	4,352	744	—		5,096
Investment in unconsolidated entity	1,689	—	—		1,689
Derivative assets	139	—	—		139
Operating lease right-of-use assets	80,462	—	—		80,462
Other assets	23,588	—	—		23,588
Intangible assets, net	4,261	—	—		4,261
Due from related parties, net	1,770	—	—		1,770
Due from third-party hotel managers	27,461	—	—		27,461
Total assets	$1,879,522	$80,970	$39,531		$2,000,023
LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$1,172,678	$51,774	$58,601	(C) (i)	$1,231,279
			(51,774)	(C) (ii)
Accounts payable and accrued expenses	96,316	15,982	—		112,298
Dividends and distributions payable	2,173	—	—		2,173
Due to Ashford Inc.	1,474	—	—		1,474
Due to third-party hotel managers	610	—	—		610
Operating lease liabilities	60,937	—	—		60,937
Other liabilities	20,034	1,828	(1,828)	(C) (iv)	20,034
Derivative liabilities	1,435	—	—		1,435
Total liabilities	1,355,657	69,584	4,999		1,430,240
5.50% Series B cumulative convertible preferred stock, $.01 par value, 3,078,017 shares issued and outstanding at December 31, 2021	65,426	—	—		65,426
Series E redeemable preferred stock, $0.01 par value, 1,710,399 shares issued and outstanding at December 31, 2021	39,339	—	—		39,339
Series M redeemable preferred stock, $0.01 par value, 29,044 shares issued and outstanding at December 31, 2021	715	—	—		715
Redeemable noncontrolling interests in operating partnership	36,087	—	—		36,087
Equity:
Preferred stock, $0.01 value, 80,000,000 shares authorized:
8.25% Series D cumulative preferred stock, 1,600,000 shares issued and outstanding at December 31, 2021	16	—	—		16
Common stock, $0.01 par value, 250,000,000 shares authorized, 65,365,470 and, 71,365,470 shares issued and outstanding and as adjusted at December 31, 2021, respectively	653	—	60	(C) (i)	713
Additional paid-in capital	707,418	11,386	34,980	(C) (i)	753,276
			(12,142)	(C) (ii)
			9,806	(C) (iii)
			1,828	(C) (iv)
Accumulated deficit	(309,240)	—	—		(309,240)
Total stockholders’ equity of the Company	398,847	11,386	34,532		444,765
Noncontrolling interest in consolidated entities	(16,549)	—	—		(16,549)
Total equity	382,298	11,386	34,532		428,216
Total liabilities and equity	$1,879,522	$80,970	$39,531		$2,000,023
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(A)Represents the historical consolidated balance sheet of Braemar as of December 31, 2021, as reported in its Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 10, 2022.
(B)Represents the historical balance sheet of The Ritz-Carlton Reserve Dorado Beach as of December 31, 2021, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.
(C)Represents adjustments for Braemar's purchase of The Ritz-Carlton Reserve Dorado Beach as of December 31, 2021, which includes (i) the cash consideration and fair value of 6.0 million shares of Braemar common stock paid for the acquisition of the The Ritz-Carlton Reserve Dorado Beach as well as the fair value of the hotel property, restricted cash, inventories and the fair value of the debt assumed with the acquisition. This is inclusive of capitalized acquisition costs of approximately $1.9 million; (ii) the removal of the historical cost of the investment in hotel property, restricted cash, inventories and loan assumed; (iii) reduction of cash consideration paid for negative working capital assumed; and (iv) the removal of the key money liability not assumed.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2021
(in thousands, except share and per share amounts)

	Braemar Consolidated Historical (A)	Ritz-Carlton Reserve Dorado Beach (B)	Adjustments		Braemar Consolidated Pro Forma
REVENUE
Rooms	$280,568	$49,783	$—		$330,351
Food and beverage	90,299	15,329	—		105,628
Other	56,675	9,026	—		65,701
Total hotel revenue	427,542	74,138	—		501,680
EXPENSES
Hotel operating expenses:
Rooms	59,818	9,884	—		69,702
Food and beverage	75,177	13,963	—		89,140
Other expenses	138,914	27,246	—		166,160
Management fees	13,117	1,062	1,302	(C) (i)	15,481
Total hotel operating expenses	287,026	52,155	1,302		340,483
Property taxes, insurance and other	34,997	4,900	—		39,897
Depreciation and amortization	73,762	4,537	1,700	(C) (ii)	79,999
Advisory services fee	22,641	—	—		22,641
(Gain) loss on legal settlements	(917)	—	—		(917)
Transaction costs	563	—	—		563
Corporate general and administrative	8,717	—	—		8,717
Total expenses	426,789	61,592	3,002		491,383
Gain (loss) on insurance settlement and disposition of assets	696	446	—		1,142
OPERATING INCOME (LOSS)	1,449	12,992	(3,002)		11,439
Equity in earnings (loss) of unconsolidated entity	(252)	—	—		(252)
Interest income	48	—	—		48
Other income (expense)	—	5,569	—		5,569
Interest expense and amortization of premiums and loan costs	(30,901)	(3,865)	2,845	(C) (iii)	(31,921)
Write-off of loan costs and exit fees	(1,963)	—	—		(1,963)
Unrealized gain (loss) on derivatives	32	—	—		32
INCOME (LOSS) BEFORE INCOME TAXES	(31,587)	14,696	(157)		(17,048)
Income tax (expense) benefit	(1,324)	—	(341)	(C) (iv)	(1,665)
NET INCOME (LOSS)	(32,911)	14,696	(498)		(18,713)
(Income) loss from consolidated entities attributable to noncontrolling interests	2,650	—	—		2,650
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	3,597	—	(1,445)	(C) (v)	2,152
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(26,664)	14,696	(1,943)		(13,911)
Preferred dividends	(8,745)	—	—		(8,745)
Gain (loss) on extinguishment of preferred stock	(4,595)	—	—		(4,595)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMMON STOCKHOLDERS	$(40,004)	$14,696	$(1,943)		$(27,251)
INCOME (LOSS) PER SHARE - BASIC:
Net income (loss) attributable to common stockholders	$(0.76)				$(0.46)
Weighted average common shares outstanding—basic	52,684		6,000	(C) (vi)	58,684
INCOME (LOSS) PER SHARE - DILUTED:
Net income (loss) attributable to common stockholders	$(0.76)				$(0.46)
Weighted average common shares outstanding—diluted	52,684		6,000	(C) (vi)	58,684

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(A)Represents the historical consolidated statement of operations of Braemar for the year ended December 31, 2021, as reported in its Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 10, 2022.
(B)Represents the historical consolidated statement of operations of The Ritz-Carlton Reserve Dorado Beach for the year ended December 31, 2021, as reported in this Current Report on Form 8-K/A.
(C)Represents adjustments for Braemar’s purchase of the The Ritz-Carlton Reserve Dorado Beach for the year ended December 31, 2021, which include; (i) an adjustment to management fees related to the amortization credit of the key money liability that was not assumed; (ii) an adjustment to the depreciation expense based on Braemar's new cost basis in the acquired hotel. The estimated useful lives are 39 years for buildings, 10 years for land improvements and five years for furniture, fixtures and equipment; (iii) an adjustment to reflect only the interest expense associated with the $54.0 million of indebtedness assumed and the amortization of the associated premium; (iv) adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed its tax returns including The Ritz-Carlton Reserve Dorado Beach; (v) an adjustment to net loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of The Ritz-Carlton Reserve Dorado Beach; and (vi) an adjustment to basic and diluted weighted average shares outstanding for the year ended December 31, 2021 of 6.0 million shares of Braemar common stock issued as partial consideration for the acquisition of The Ritz-Carlton Reserve Dorado Beach. The adjustment assumes the shares were outstanding for the entire period.
(D)The historical results of The Ritz-Carlton Reserve Dorado Beach include a gain of $446,000 related to the disposition of certain assets sold by the previous owner as well as a gain of $5.6 million related to the forgiveness of a loan held by the previous owner. For additional information please see the notes to the financial statements of The Ritz-Carlton Reserve Dorado Beach as of December 31, 2021, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.
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